                                                                    EXHIBIT 20.2



                      FIRST UNION MASTER CREDIT CARD TRUST
                                  SERIES 1996-1

                             Key Performance Factors

                                November 30, 2000




      Expected B Maturity                                                   03/15/2001

      Excess Protection Level

              November, 2000                                                     8.21%
              October, 2000                                                     10.34%

      Cash Yield                                                                17.21%

      Investor Charge Offs                                                       1.29%

      Base Rate                                                                  7.71%

      Over 35 Day Delinquency                                                    3.44%

      Total Principal Balance                                           $1,903,252,981

      Investor Participation Amount                                       $471,247,101